Exhibit 99.1

Press Release

TIDEWATER INC. • Pan-American Life Center • 601 Poydras Street, Suite 1500 • New Orleans, LA 70130 • Telephone (504) 568-1010 • Fax (504) 566-4582

Tidewater Announces Conference Call

NEW ORLEANS, May 6, 2015 –Tidewater Inc. (NYSE: TDW) announced today that its fiscal 2015 fourth quarter (ended March 31, 2015) earnings conference call has been scheduled for Wednesday, May 27, 2015 at 10:00 a.m. Central time. During the conference call, the Company will discuss the results for the quarter ended March 31, 2015, which are expected to be released on May 26, 2015, after the markets close. During the conference call, Company’s management may discuss not only the factors contributing to the Company’s financial and operational performance during the fiscal quarter, but also their near-term outlook with respect to the Company’s future performance. Information that the Company may elect to provide includes guidance or estimates with respect to vessel revenues and operating costs or other financial and operational metrics.

Investors and interested parties may listen to the teleconference via telephone by calling 1-888-771-4371 if calling from the U.S. or Canada (1-847-585-4405 if calling from outside the U.S.) and ask for the “Tidewater” call just prior to the scheduled start. A replay of the conference call will be available beginning at 12:00 p.m. Central time on May 27, 2015, and will continue until 11:59 p.m. Central time on May 29, 2015. To hear the replay, call 1-888-843-7419 (1-630-652-3042 if calling from outside the U.S.). The conference call ID number is 39678053.

A simultaneous webcast of the conference call will be available online at the Tidewater Inc. website, (http://www.tdw.com). The online replay will be available until June 27, 2015.

The conference call will contain forward-looking statements in addition to statements of historical fact. The actual achievement of any forecasted results or the unfolding of future economic or business developments in a way anticipated or projected by the Company involves numerous risks and uncertainties that may cause the Company’s actual performance to be materially different from that stated or implied in the forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the oilfield service industry and other factors discussed within the “Risk Factors” section of Tidewater’s most recent Forms 10-Q and 10-K.

Tidewater is the leading provider of Offshore Service Vessels (OSVs) to the global energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

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